ARTICLES  OF INCORPORATION
                                 OF
                       CALVERT MUNICIPAL BOND FUND, INC.

                                    ARTICLE I

        THE UNDERSIGNED, WILLIAM M. TARTIKOFF, ESQ., WHOSE BUSINESS ADDRESS IS 4550 MONTGOMERY AVENUE, SUITE 1000N, BETHESDA, MARYLAND, 20814, AND WHO IS AT LEAST 18 YEARS OF AGE, HEREBY ACTS AS AN INCORPORATOR UNDER
AND BY VIRTUE OF THE GENERAL CORPORATION LAW OF THE STATE OF MARYLAND AUTHORIZING THE FORMATION OF CORPORATIONS.

                                   ARTICLE II

                                      NAME

        THE NAME OF THE CORPORATION IS CALVERT MUNICIPAL BOND FUND, INC. (THE "FUND" OR "CORPORATION").

                                   ARTICLE III

                               PURPOSE AND POWERS

        THE  PURPOSE  FOR WHICH THE CORPORATION IS FORMED AND THE BUSINESS TO BE
TRANSACTED,  CARRIED  ON  AND PROMOTED  BY  IT  ARE  AS  FOLLOWS:

1. TO CONDUCT AND CARRY ON THE BUSINESS OF AN INVESTMENT COMPANY OF THE MANAGEMENT TYPE.

2. TO HOLD, INVEST AND REINVEST ITS ASSETS IN SECURITIES OR OTHER INVESTMENTS, AND IN CONNECTION WITH THOSE INVESTMENTS TO HOLD PART OR ALL OF ITS ASSETS IN CASH.

3. TO ISSUE AND SELL SHARES OF ITS OWN CAPITAL STOCK IN SUCH AMOUNTS AND ON SUCH TERMS AND CONDITIONS, FOR SUCH PURPOSES AND FOR SUCH AMOUNT OR KIND OF CONSIDERATION PERMITTED BY THE MARYLAND GENERAL CORPORATION LAW AND BY
THESE  ARTICLES  OF  INCORPORATION,  AS  ITS  BOARD  OF DIRECTORS MAY DETERMINE.

4. TO REDEEM, PURCHASE OR OTHERWISE ACQUIRE, HOLD, DISPOSE OF, RESELL, TRANSFER, REISSUE OR CANCEL (ALL WITHOUT THE VOTE OR CONSENT OF THE SHAREHOLDERS
OF THE CORPORATION) SHARES OF ITS CAPITAL STOCK, IN ANY MANNER AND TO THE EXTENT PERMITTED BY THE MARYLAND GENERAL CORPORATION LAW AND BY THESE ARTICLES OF
INCORPORATION.

5. TO ENGAGE IN ANY OR ALL OTHER LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE MARYLAND
GENERAL  CORPORATION  LAW.

6. TO DO ANY AND ALL SUCH FURTHER ACTS OR THINGS TO EXERCISE ANY AND AIL SUCH FURTHER POWERS OR RIGHTS AS MAY BE NECESSARY, INCIDENTAL, RELATIVE, CONDUCIVE, APPROPRIATE OR DESIRABLE FOR, THE ACCOMPLISHMENT, CARRYING OUT OR ATTAINMENT OF ANY OF THE FOREGOING PURPOSES OR OBJECTS.

    THE CORPORATION IS AUTHORIZED TO EXERCISE AND ENJOY ALL THE POWERS, RIGHTS AND PRIVILEGES GRANTED TO, OR CONFERRED ON, CORPORATIONS BY THE MARYLAND GENERAL CORPORATION LAW, AND THE ENUMERATION OF THE FOREGOING DOES NOT
EXCLUDE  ANY POWERS,  RIGHTS  OR  PRIVILEGES  SO  GRANTED  OR  CONFERRED.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

    THE ADDRESS OF THE PRINCIPAL OFFICE OF THE CORPORATION IN THE STATE OF MARYLAND IS 4550 MONTGOMERY AVENUE, SUITE 1000N, BETHESDA, MARYLAND, 20814. THE RESIDENT AGENT OF THE CORPORATION IS WILLIAM M. TARTIKOFF, ESQ.,
AT  THE  SAME  ADDRESS.

                                    ARTICLE V

                                  CAPITAL STOCK

    THE  TOTAL  NUMBER  OF  SHARES  OF  CAPITAL  STOCK  THAT THE CORPORATION HAS
AUTHORITY TO ISSUE IS TWO BILLION SHARES OF THE PAR VALUE OF ONE CENT ($0.01) PER SHARE AND OF THE AGGREGATE PAR VALUE OF TWENTY MILLION DOLLARS ($20,000,000). TWO HUNDRED FIFTY MILLION (250,000,000) OF SUCH SHARES WILL BE ISSUED AS COMMON STOCK OF THE SERIES DESIGNATED CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE PORTFOLIO. THE BALANCE OF ONE BILLION SEVEN
HUNDRED FIFTY  MILLION  (1,750,000,000)  SHARES  MAY  BE  ISSUED  IN  ANY
SERIES  OR CLASS,  EACH  COMPRISING  SUCH  NUMBER  OF  SHARES  AND HAVING SUCH
PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION AS WILL BE DETERMINED FROM TIME TO TIME BY RESOLUTION OF THE
BOARD OF DIRECTORS, TO WHOM AUTHORITY TO TAKE SUCH ACTION IS HEREBY EXPRESSLY GRANTED (ALL WITHOUT THE VOTE OR CONSENT OF THE SHAREHOLDERS OF THE CORPORATION).

1. THE BOARD OF DIRECTORS IS HEREBY AUTHORIZED (SUBJECT TO APPLICABLE LAW) TO CHANGE THE DESIGNATION OF ANY SERIES, AND TO INCREASE OR DECREASE THE NUMBER OF SHARES OF ANY SERIES, EXCEPT THAT THE NUMBER OF SHARES MAY NOT BE DECREASED BELOW THE NUMBER OF SHARES THEN OUTSTANDING. THE BOARD MAY CLASSIFY OR RECLASSIFY ANY SERIES INTO ONE OR MORE CLASSES. AUTHORITY GRANTED TO THE BOARD BY THESE ARTICLES TO ACT WITH RESPECT TO ANY SERIES OF THE FUND SHALL BE EQUALLY APPLICABLE TO ANY CLASS OF SHARES OF ANY SERIES.

2. THE HOLDERS OF EACH SHARE OF STOCK OF THE CORPORATION ARE ENTITLED TO ONE VOTE FOR EACH FULL SHARE, AND A FRACTIONAL VOTE FOR EACH FRACTIONAL SHARE OF STOCK, IRRESPECTIVE OF SERIES, THEN RECORDED IN THE SHAREHOLDER'S NAME ON THE BOOKS OF THE CORPORATION. ON ANY MATTER SUBMITTED TO A VOTE OF THE SHAREHOLDERS, ALL SHARES OF THE CORPORATION THEN ISSUED AND OUTSTANDING AND ENTITLED TO VOTE WILL BE VOTED IN THE AGGREGATE AND NOT BY SERIES EXCEPT (I) WHEN OTHERWISE REQUIRED BY LAW; AND (II) IF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, DETERMINES THAT ANY MATTER CONCERNS ONLY ONE OR MORE PARTICULAR SERIES OR CLASS, IT MAY DIRECT THAT ONLY HOLDERS OF
THAT OR THOSE SERIES  OR  CLASSES  MAY  VOTE  ON  THE  MATTER.

3. THE CORPORATION MAY ISSUE SHARES OF STOCK IN FRACTIONAL DENOMINATIONS TO THE SAME EXTENT AS ITS WHOLE SHARES. FRACTIONAL SHARES HAVE PROPORTIONATE RIGHTS INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE, RECEIVE DIVIDENDS AND DISTRIBUTIONS AND THE RIGHT TO PARTICIPATE UPON LIQUIDATION OF THE CORPORATION. NO STOCK CERTIFICATES WILL BE ISSUED TO
REPRESENT  FRACTIONAL  SHARES.

4. EACH SERIES HAS THE FOLLOWING POWERS, PREFERENCES OR OTHER SPECIAL RIGHTS, WITH THE QUALIFICATIONS, RESTRICTIONS, AND LIMITATIONS THEREOF AS NOTED:

    (A) EXCEPT AS MAY BE OTHERWISE PROVIDED IN THESE ARTICLES, ALL CONSIDERATION THE CORPORATION RECEIVES FOR THE ISSUE OR
SALE  OF  SHARES  OF  A  PARTICULAR

SERIES BELONGS TO THAT SERIES ALONE, SUBJECT ONLY TO THE RIGHTS OF CREDITORS. CONSIDERATION INCLUDES ALL ASSETS IN WHICH THE CONSIDERATION IS INVESTED OR REINVESTED, ALL INCOME, EARNINGS, PROFITS, AND PROCEEDS THEREOF, INCLUDING ANY PROCEEDS DERIVED FROM THE SALE, EXCHANGE OR LIQUIDATION OF THE ASSETS, AND ANY FUNDS OR PAYMENTS DERIVED FROM ANY REINVESTMENT OF THE PROCEEDS IN WHATEVER FORM.

    (B) THE BOARD OF DIRECTORS IN ITS DISCRETION MAY PERIODICALLY DECLARE AND PAY DIVIDENDS OR DISTRIBUTIONS, IN STOCK OR IN CASH, ON ANY OR ALL SERIES OR CLASSES OF SHARES. THE BOARD WILL DETERMINE WHETHER TO MAKE A
DISTRIBUTION AND, IF SO, THE AMOUNT OF THE DISTRIBUTION, GIVING DUE CONSIDERATION TO THE INTERESTS OF EACH SERIES AND THE CORPORATION
AS  A  WHOLE.

          (I) DIVIDENDS OR DISTRIBUTIONS ON SHARES OF ANY SERIES OF STOCK WILL BE PAID ONLY OUT OF SURPLUS OR OTHER LAWFULLY AVAILABLE ASSETS
DETERMINED  BY  THE  BOARD  OF DIRECTORS AS BELONGING TO THAT
SERIES.

          (II) THE BOARD OF DIRECTORS HAS THE POWER IN ITS DISCRETION TO DISTRIBUTE DIVIDENDS, INCLUDING DIVIDENDS IN AMOUNTS SUFFICIENT IN THE BOARD'S OPINION TO ENABLE THE CORPORATION TO QUALIFY AS A "REGULATED INVESTMENT COMPANY" UNDER THE FEDERAL TAX LAWS, AND ACCORDINGLY TO AVOID LIABILITY FOR THE CORPORATION FOR FEDERAL INCOME TAX IN THAT YEAR.
THE DISTRIBUTION OF DIVIDENDS INCLUDES DIVIDENDS DESIGNATED IN WHOLE OR IN PART AS CAPITAL GAINS DISTRIBUTIONS.

    (C) THE ALLOCATION OF ASSETS AND LIABILITIES TO A GIVEN SERIES IS DETERMINED BY THE BOARD OF DIRECTORS. ANY DECISION OF THE BOARD AS TO THE ALLOCATION OF ASSETS AND LIABILITIES IS FINAL. THE ASSETS BELONGING TO ANY SERIES OF STOCK WILL GENERALLY BE CHARGED WITH THE LIABILITIES OF THAT SERIES AND WITH ITS ALLOCABLE PORTION OF THE OVERALL LIABILITIES
OF  THE  CORPORATION.

    (D) IN THE EVENT OF THE LIQUIDATION OF THE CORPORATION, THE SHAREHOLDERS OF EACH SERIES WILL BE ENTITLED TO RECEIVE, AS
A SERIES, THE NET EXCESS OF ASSETS OVER LIABILITIES AS ALLOCABLE TO THAT SERIES. SUCH ASSETS WILL BE DISTRIBUTED
TO

SHAREHOLDERS IN PROPORTION TO THE NUMBER OF SHARES HELD AND RECORDED ON THE BOOKS OF THE CORPORATION. ASSETS NOT READILY IDENTIFIABLE AS BELONGING TO
ANY PARTICULAR SERIES  WILL  BE  ALLOCATED BY  OR  UNDER  THE  SUPERVISION OF
THE BOARD OF DIRECTORS, AND THE DECISION WITH REGARD TO THE ALLOCATION WILL BE CONCLUSIVE AND BINDING FOR ALL PURPOSES.

(E) THE CORPORATION'S SHARES OF STOCK ARE ISSUED AND SOLD SUBJECT TO THE PROVISIONS OF THESE ARTICLES OF INCORPORATION AND THE FUND'S BYLAWS.

ARTICLE  VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
                         THE DIRECTORS AND SHAREHOLDERS

1. THE CORPORATION WILL HAVE ONE DIRECTOR. THIS NUMBER MAY BE INCREASED PURSUANT TO THE BYLAWS OF THE CORPORATION BUT WILL NEVER BE LESS THAN THE MINIMUM NUMBER REQUIRED BY THE MARYLAND GENERAL CORPORATION LAW. CLIFTON S. SORRELL, JR. WILL ACT AS DIRECTOR UNTIL THE FIRST MEETING OR UNTIL HIS SUCCESSORS ARE DULY ELECTED AND QUALIFY.

2. THE BOARD OF DIRECTORS OF THE CORPORATION IS HEREBY EMPOWERED TO AUTHORIZE THE PERIODIC ISSUANCE OF SHARES OF CAPITAL STOCK FOR CONSIDERATION IT DEEMS ADVISABLE (WITHOUT THE VOTE OR CONSENT OF THE SHAREHOLDERS OF THE CORPORATION).

3. NO HOLDER OF SHARES OF THE CORPORATION HAS ANY RIGHT TO PURCHASE OR SUBSCRIBE FOR SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR ANY OTHER SECURITY OF THE CORPORATION WHICH IT MAY ISSUE OR SELL OTHER THAN WHAT THE BOARD OF DIRECTORS IN ITS DISCRETION DETERMINES TO OFFER.

4. THE BOARD OF DIRECTORS WILL MANAGE THE BUSINESS AND AFFAIRS OF THE CORPORATION, AND MAY EXERCISE ALL POWERS OF THE CORPORATION EXCEPT
THOSE  POWERS  WHICH  ARE  BY  LAW,  BY  THESE  ARTICLES OF INCORPORATION  OR
BY THE BYLAWS CONFERRED ON OR RESERVED TO THE SHAREHOLDERS. IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY LAW, THE BOARD OF DIRECTORS HAS THE POWER:


(A)  TO  MAKE,  ALTER  AND  REPEAL  BYLAWS  OF  THE  CORPORATION.

(B) TO SET APART, OUT OF ASSETS OF THE CORPORATION AVAILABLE FOR DIVIDENDS, RESERVES FOR WORKING CAPITAL OR FOR ANY OTHER PROPER PURPOSE, AND TO REDUCE, ABOLISH OR ADD TO ANY RESERVE AS THE BOARD OF DIRECTORS DEEMS IN THE BEST INTEREST OF THE CORPORATION. THE BOARD WILL DETERMINE IN ITS DISCRETION WHAT PART OF THE ASSETS OF THE CORPORATION, AVAILABLE FOR DIVIDENDS IN EXCESS OF ANY RESERVE, WILL BE DECLARED IN DIVIDENDS AND PAID TO THE SHAREHOLDERS OF THE CORPORATION.

5. NOTWITHSTANDING ANY PROVISION OF THE MARYLAND GENERAL CORPORATION LAW REQUIRING A GREATER PROPORTION THAN A MAJORITY OF THE VOTES OF ALL SERIES OR CLASS OF ANY SERIES OF THE CORPORATION'S STOCK ENTITLED TO
BE CAST IN ORDER TO TAKE OR AUTHORIZE ANY ACTION, ANY ACTION MAY BE TAKEN OR AUTHORIZED UPON THE CONCURRENCE OF A MAJORITY OF THE AGGREGATE NUMBER OF VOTES ENTITLED TO BE CAST SUBJECT TO APPLICABLE LAWS AND REGULATIONS, OR RULES OR ORDERS OF THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCCESSOR REGULATOR.

6. REGARDING THE FOLLOWING ITEMS, ANY DETERMINATION MADE BY OR PURSUANT TO THE DIRECTION OF THE BOARD OF DIRECTORS WILL BE FINAL AND CONCLUSIVE AS LONG AS IT IS MADE IN GOOD FAITH AND, SO FAR AS ACCOUNTING MATTERS ARE
INVOLVED, IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. SUCH DETERMINATIONS INCLUDE:

       - THE AMOUNT AND VALUE OF THE ASSETS, DEBTS, OBLIGATIONS, OR LIABILITIES OF THE CORPORATION;

       -  THE  AMOUNT  OF  ANY  RESERVES  OR  CHARGES SET UP AND THE PROPRIETY
THEREOF;

       -  THE TIME OF OR PURPOSE FOR CREATING SUCH RESERVES OR CHARGES;

       - THE USE, ALTERATION OR CANCELLATION OF ANY RESERVES OR CHARGES (WHETHER OR NOT ANY DEBT, OBLIGATION OR LIABILITY FOR WHICH SUCH RESERVES OR CHARGES WILL HAVE BEEN CREATED HAVE BEEN PAID OR DISCHARGED OR WILL BE THEN OR THEREAFTER REQUIRED TO BE PAID OR DISCHARGED);

        - THE ESTABLISHMENT OR DESIGNATION OF PROCEDURES OR METHODS TO BE EMPLOYED FOR VALUING ANY ASSET OF THE CORPORATION;

        - THE ALLOCATION OF ANY ASSET OF THE CORPORATION TO A PARTICULAR SERIES OR CLASS OF THE CORPORATION'S STOCK;

        - THE FUNDS AVAILABLE FOR THE DECLARATION OF DIVIDENDS AND THE DECLARATION OF DIVIDENDS;

        - THE CHARGING OF ANY LIABILITY OF THE CORPORATION TO A PARTICULAR SERIES OR CLASS OF THE CORPORATION'S STOCK;

        - THE NUMBER OF SHARES OF ANY SERIES OR CLASS OF THE CORPORATION'S OUTSTANDING STOCK;

        - THE ESTIMATED EXPENSE TO THE CORPORATION IN CONNECTION WITH PURCHASES OR REDEMPTIONS OF ITS SHARES;

        - THE ABILITY TO LIQUIDATE INVESTMENTS IN AN ORDERLY FASHION; OR ANY OTHER MATTERS RELATING TO THE ISSUE, SALE, PURCHASE OR REDEMPTION OR
OTHER ACQUISITION OR DISPOSITION OF INVESTMENTS OR SHARES OF THE CORPORATION, OR THE DETERMINATION OF NET ASSET VALUE PER SHARE OF SHARES OF ANY SERIES OR CLASS OF THE CORPORATION'S STOCK.

                                   ARTICLE VII

                          REDEMPTION OF  SHARES

1.EACH HOLDER OF SHARES OF CAPITAL STOCK OF THE CORPORATION WILL BE ENTITLED TO REQUIRE THE CORPORATION TO REDEEM ALL OR ANY PART OF THE SHARES OF CAPITAL STOCK OF THE CORPORATION STANDING IN THE NAME OF SUCH HOLDER ON THE BOOKS OF THE CORPORATION, AT THE REDEMPTION PRICE OF SUCH SHARES AS IN EFFECT, SUBJECT TO THE RIGHT OF THE BOARD OF DIRECTORS OF THE CORPORATION TO SUSPEND THE RIGHT OF REDEMPTION OF SHARES OF CAPITAL STOCK OF THE CORPORATION
OR POSTPONE THE TIME OF PAYMENT OF THE REDEMPTION PRICE IN ACCORDANCE WITH PROVISIONS OF APPLICABLE LAW. THE REDEMPTION PRICE OF SHARES OF
CAPITAL STOCK OF THE CORPORATION WILL BE ITS NET ASSET VALUE AS DETERMINED BY, OR PURSUANT TO THE DIRECTION OF, THE BOARD OF DIRECTORS OF THE CORPORATION IN ACCORDANCE WITH THE PROVISIONS OF APPLICABLE LAW, LESS ANY REDEMPTION FEE OR OTHER CHARGE, IF ANY, AS FIXED BY RESOLUTION OF THE BOARD. REDEMPTION IS CONDITIONED ON THE CORPORATION HAVING FUNDS LEGALLY AVAILABLE FOR THAT PURPOSE. PAYMENT OF THE REDEMPTION PRICE WILL BE MADE BY THE CORPORATION IN CASH OR BY CHECK ON CURRENT FUNDS, OR IN ASSETS OTHER THAN CASH, AT SUCH TIME AND IN SUCH MANNER AS DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

2. IF THE BOARD OF DIRECTORS DETERMINES THAT THE NET ASSET VALUE PER SHARE OF ANY SERIES OR CLASS OF THE CORPORATION'S STOCK SHOULD REMAIN CONSTANT, THE CORPORATION MAY DECLARE, PAY AND CREDIT AS DIVIDENDS DAILY THE NET
INCOME (WHICH  MAY  INCLUDE

OR GIVE EFFECT TO REALIZED AND UNREALIZED GAINS AND LOSSES, AS DETERMINED IN ACCORDANCE WITH THE CORPORATION'S ACCOUNTING AND PORTFOLIO VALUATION POLICIES) OF THE CORPORATION ALLOCATED TO THAT SERIES OR CLASS. IF THE AMOUNT SO DETERMINED FOR ANY DAY IS NEGATIVE, THE CORPORATION MAY, WITHOUT THE PAYMENT OF MONETARY COMPENSATION BUT IN CONSIDERATION OF THE INTEREST OF THE CORPORATION AND ITS SHAREHOLDERS IN MAINTAINING A CONSTANT NET ASSET
VALUE PER SHARE OF THE SERIES, REDEEM PRO RATA FROM ALL THE SHAREHOLDERS OF RECORD OF SHARES OF THE SERIES OR CLASS AT THE TIME OF THE REDEMPTION (IN PROPORTION TO THEIR RESPECTIVE HOLDINGS) THE NUMBER OF OUTSTANDING SHARES OF THE SERIES OR CLASS, OR FRACTIONS THEREOF, AS IS REQUIRED TO PERMIT THE NET ASSET VALUE PER SHARE OF THE SERIES TO REMAIN CONSTANT.

3. IF, IN THE SOLE DETERMINATION OF THE BOARD OF DIRECTORS, THE CONTINUATION OF THE OFFERING OF SHARES OF ANY ONE OR MORE SERIES OR CLASSES IS NO LONGER IN THE BEST INTEREST OF THE CORPORATION, E.G., BECAUSE MARKET
CONDITIONS HAVE CHANGED, REGULATORY PROBLEMS HAVE DEVELOPED OR PARTICIPATION IN THE SERIES OR CLASS IS LOW, THE CORPORATION MAY CEASE THE OFFERING OF SHARES OF THE SERIES OR CLASS AND MAY, BY MAJORITY VOTE OF THE
BOARD OF DIRECTORS, REQUIRE THE REDEMPTION OF ALL OUTSTANDING SHARES OF THE SERIES OR CLASS WITH THIRTY (30) DAYS PRIOR WRITTEN NOTICE TO THE SHAREHOLDERS, ALL SUBJECT TO THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS AND REGULATIONS AND THE MARYLAND GENERAL CORPORATION LAW.

                                  ARTICLE VIII

                                    AMENDMENT

    THE CORPORATION RESERVES THE RIGHT AT ANY TIME TO ALTER, AMEND OR REPEAL ANY PROVISIONS CONTAINED IN THESE ARTICLES OF INCORPORATION, INCLUDING ANY AMENDMENT THAT ALTERS THE CONTRACT RIGHTS OF ANY OUTSTANDING STOCK, AT ANY TIME IN THE MANNER NOW OR HEREAFTER PRESCRIBED BY THE LAWS OF THE STATE OF MARYLAND, AND ALL RIGHTS CONFERRED ON THE CORPORATION'S SHAREHOLDERS, DIRECTORS AND OFFICERS BY THESE ARTICLES ARE GRANTED
SUBJECT  TO  THIS  RESERVATION.

    IN WITNESS WHEREOF, CALVERT MUNICIPAL BOND FUND HAS CAUSED THESE ARTICLES OF INCORPORATION TO BE SIGNED IN ITS NAME AND ON ITS BEHALF BY ITS SECRETARY ON THIS 23RD DAY OF JANUARY,
1992.


CALVERT  MUNICIPAL  BOND  FUND


BY:_________________________
                                                                        WILLIAM
M.  TARTIKOFF

SECRETARY

ATTEST:

                          CALVERT MUNICIPAL FUND, INC.
                              ARTICLES OF AMENDMENT

CALVERT MUNICIPAL FUND, INC. (FORMERLY KNOWN AS CALVERT MUNICIPAL BOND FUND, INC.), A CORPORATION ESTABLISHED UNDER THE GENERAL CORPORATION LAW OF THE STATE OF MARYLAND (THE "CORPORATION"), HEREBY CERTIFIES TO THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THAT:

FIRST:                 THE  CHARTER  OF  THE  CORPORATION  IS  HEREBY AMENDED BY
STRIKING  THE  WORD  "BOND"  FROM  THE  CORPORATION'S NAME,  SO  THAT  THE
CORPORATION'S  NAME  IS  NOW "CALVERT  MUNICIPAL  FUND,  INC."

SECOND:            THE  BOARD  OF  DIRECTORS  OF  THE  CORPORATION, BY UNANIMOUS
CONSENT,  ADOPTED A  RESOLUTION  IN WHICH WAS SET FORTH THE AMENDMENT
TO  THE  CHARTER, DECLARING  THAT  THE  AMENDMENT  WAS  ADVISABLE AND
DIRECTING  THAT  IT  BE SUBMITTED  TO  THE SOLE SHAREHOLDER FOR ITS WRITTEN
CONSENT.

THIRD:                THE  SOLE  SHAREHOLDER  HAS  CONSENTED  IN  WRITING TO THE
AMENDMENT, AND HAS WAIVED ANY RIGHTS IT MAY HAVE TO DISSENT FROM THE AMENDMENT. THE CONSENT AND WAIVER ARE FILED WITH THE RECORDS OF
THE  CORPORATION.

            IN WITNESS WHEREOF, CALVERT MUNICIPAL FUND, INC. HAS CAUSED THESE ARTICLES OF AMENDMENT TO BE SIGNED IN ITS NAME AND ON ITS BEHALF BY ITS VICE PRESIDENT AND SECRETARY, AND ITS CORPORATE SEAL TO BE AFFIXED BELOW AND ATTESTED BY ITS ASSISTANT SECRETARY, ON MAY 21, 1992.


CALVERT  MUNICIPAL  FUND,  INC.



BY:

                              WILLIAM M. TARTIKOFF

                          VICE PRESIDENT AND SECRETARY



ATTEST:

SUSAN  WALKER  BENDER
ASSISTANT  SECRETARY

                             ARTICLES SUPPLEMENTARY
                          CALVERT MUNICIPAL FUND, INC.

FIRST:          CALVERT  MUNICIPAL FUND, INC. (THE "CORPORATION"), WHOSE MAILING
ADDRESS IS 4550 MONTGOMERY AVENUE, SUITE 1000N, BETHESDA, MD 20814, DOES HEREBY INCREASE/DECREASE THE NUMBER OF AUTHORIZED SHARES OF STOCK OF THE CORPORATION'S VARIOUS CLASSES IN ACCORDANCE WITH SECTIONS 2-105(C) AND 2-208.1 OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE LAWS OF THE STATE OF MARYLAND.

SECOND:     THE  CORPORATION  IS  REGISTERED  AS  AN  OPEN-END COMPANY UNDER THE
INVESTMENT  COMPANY  ACT  OF  1940.

THIRD:          THE  TOTAL  NUMBER  OF  SHARES OF STOCK OF ALL CLASSES WHICH THE
CORPORATION  IS  AUTHORIZED  TO  ISSUE  IS TWO BILLION (2,000,000,000) SHARES OF
STOCK. THE PAR VALUE OF EACH SHARE IS ONE CENT ($0.01). THE AGGREGATE PAR VALUE OF ALL THE SHARES OF ALL THE CLASSES IS $20,000,000. IMMEDIATELY PRIOR TO THE INCREASE/DECREASE, SHARES OF STOCK WERE ALLOCATED TO ONLY ONE CLASS, REFERRED TO IN THESE ARTICLES AS "SERIES." THE SERIES DESIGNATED AS CALVERT CALIFORNIA MUNICIPAL INTERMEDIATE PORTFOLIO WAS ALLOCATED 250,000,000 AUTHORIZED SHARES.

FOURTH: THE BOARD OF DIRECTORS HAS EXPRESSLY AUTHORIZED THE REALLOCATION OF SHARES AMONG THE CORPORATION'S CURRENT SERIES IN ACCORDANCE WITH SECTION 2-105(C) AND 2-208.1 OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE LAWS OF THE STATE OF MARYLAND. THE PAR VALUE OF EACH SHARE IS $0.01. AFTER THE
RESPECTIVE INCREASE/DECREASE OF SHARES, EACH OF THE SERIES BELOW HAS BEEN ALLOCATED SHARES AS FOLLOWS:

     CALVERT  CALIFORNIA  MUNICIPAL  INTERMEDIATE  FUND       250,000,000
     CALVERT  NATIONAL  MUNICIPAL  INTERMEDIATE  FUND         250,000,000
     CALVERT  MARYLAND  MUNICIPAL  INTERMEDIATE  FUND         250,000,000
     CALVERT  MICHIGAN  MUNICIPAL  INTERMEDIATE  FUND         250,000,000
     CALVERT  NEW  YORK  MUNICIPAL  INTERMEDIATE  FUND        250,000,000
     CALVERT  VIRGINIA  MUNICIPAL  INTERMEDIATE  FUND         250,000,000
     CALVERT  ARIZONA  MUNICIPAL  INTERMEDIATE  FUND          250,000,000
     CALVERT  PENNSYLVANIA  MUNICIPAL  INTERMEDIATE  FUND     250,000,000

     TOTAL  SHARES  AUTHORIZED                              2,000,000,000

     IN WITNESS WHEREOF, CALVERT MUNICIPAL FUND, INC. HAS CAUSED THESE ARTICLES SUPPLEMENTARY TO BE SIGNED IN ITS NAME AND ON ITS BEHALF BY ITS CHAIRMAN OF THE BOARD OF DIRECTORS ON THIS 7TH DAY OF AUGUST, 1996. UNDER PENALTIES OF PERJURY, THE MATTERS AND FACTS SET FORTH HEREIN ARE TRUE IN ALL MATERIAL RESPECTS.

     CALVERT  MUNICIPAL  FUND,  INC.
     ACKNOWLEDGMENT:
     CLIFTON  S.  SORRELL,  JR.
     CHAIRMAN  OF  THE  BOARD  OF  DIRECTORS

     ATTEST:
     WILLIAM  M.  TARTIKOFF
     SECRETARY